Slide 1

Meredith CORPORATION

2006 Bank of America Media, Telecommunications and Entertainment Conference

March 30, 2006

Bill Kerr

Good afternoon. It is always a pleasure to present at this conference. We thank John Janedis for inviting us.

Joining me are Steve Lacy, our President and Chief Operating Officer, and Suku Radia, our Chief Financial Officer. I'll provide a brief overview. Steve will discuss Publishing and Broadcasting and Suku will review provide a financial recap and give you our current outlook. Then we will address your questions.

Slide 2

Safe Harbor

This presentation and management's public commentary contain certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company's operations. Actual results may differ materially from those forward-looking statements.

Factors that could adversely affect future results include, but are not limited to: downturns in national and/or local economies; a softening of the domestic advertising market; world, national, or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss of one or more major clients; changes in consumer reading, purchase, order, and/or television viewing patterns; unanticipated increased in paper, postage, printing, or syndicated programming costs; changes in television network affiliation agreements; technological developments affecting the Company's industries; unexpected changes in interest rates; and any acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement.

Meredith
CORPORATION

This presentation contains forward-looking statements. I won't read the text of this slide, but it is important to remind you there are a number of factors that may affect our business and results.

This presentation includes references to non-GAAP financial measures such as EBITDA. Financial statements and tables that reconcile GAAP results and non-GAAP measures are posted on our web site.

Slide 3

Meredith Overview

More
CBS 5
Better Homes and Gardens
cbs46.com
Family Circle
Eyewitness News 3
WFSB-TV/DT Hartford New Haven
american baby
Parents
fitness
mujer
KCTV 5
Ladies' Home Journal
Kitchen and Bath Ideas
FOX 12 OREGON
4 News
Coverage You Can Count On
WSMV NASHVILLE • WSMV.COM
LIMITED EDITION
Better Homes and Gardens Cook Book
1930 75th 2005
Anniversary Edition
SMART driver

For those of you who may not be familiar with Meredith, we are America's leading home and family media and marketing company. We have served the needs of American families for more than 100 years through service journalism. We operate two business groups--Publishing and Broadcasting.

  We are the leading magazine publisher for women, reaching more than 75 million unduplicated American women, most between the ages of 25-55. We have some of the country's most recognized media brands such as Better Homes and Gardens, Ladies' Home Journal, More and American Baby. On July 1, 2005, we completed our most significant publishing acquisition, adding Parents, Family Circle, Fitness, Child and Ser Padres magazines.
  In addition, we are the country's largest Hispanic publisher, serving one-third of all adult Hispanic women in the country.
  We possess an 85-million name database that is the engine behind our profitable circulation operation and is now being utilized to benefit our marketing partners as well.
  In addition to our 25 subscription magazines, we publish approximately 200 special interest publications, which are sold primarily at more than one million checkout pockets.
  We operate highly successful diversified publishing businesses that generate revenue from sources other than traditional advertising or circulation. These operations have grown rapidly in recent years.
  In Broadcasting, we own 14 television stations throughout the U.S. Nine of our stations are in the country's top 35 markets, most in growing markets. We reach approximately 10% of U.S. households.

Slide 4

Outstanding EPS Growth

$1.19
$1.61
$2.00
$2.50
2002
2003
2004
2005
Fiscal Year

Diluted EPS before special items and adjusted for SFAS 123(R)

Meredith CORPORATION

We have produced outstanding earnings growth in recent years and we are off to a strong start in fiscal 2006

Slide 5

Strong First Half in Fiscal 2006

	2006	2005	Change
Revenues	$776	$583	33%
Comparable Revenues	612	583	5%
EPS	$1.10	$0.98	12%

In millions except EPS
Comparable revenues exclude newly acquired magazines
2005 EPS—before the cumulative benefit of a change in accounting principle related to option expensing

Meredith CORPORATION

In the first six months, revenues grew 33 percent and earnings per share increased 12 percent.

These results include our newly acquired magazines. Even without these magazines, we delivered solid results. Strong profit growth from our book, integrated marketing and interactive media operations more than offset the absence of political advertising at our television stations. As you will hear, our core Broadcasting business has also delivered solid numbers.

This strong start positions us well to deliver record results for fiscal 2006.

Slide 6

Value Creation

- **Leverage powerful magazine portfolio**
  - Largest women's reach
  - Younger women
  - Hispanic presence
- **Capture margin potential**
  - Acquired magazines
  - Broadcasting
- **Exploit content across multiple platforms**
  - Internet capabilities
  - Video
- **Grow Diversified Businesses**
  - Books
  - Integrated Marketing

Meredith CORPORATION

Let me discuss how we are going to continue creating value in the future.

  First, we will leverage our powerful magazine portfolio. We are the leading publisher serving American women whose interests are their homes, their families and their personal development. We remain focused to increase market share, grow advertising categories, improve circulation profitability, expand multi-platform and group sales opportunities, and extend our ability to serve younger women and the Hispanic market.
  Second, we will capture the margin upside in the former Gruner + Jahr magazines and in our Broadcasting group. Each business has revenues in excess of $300 million and in a few minutes, we will discuss the margin upside in more detail.
  Third, we will exploit our content across media platforms. Interactive Media grew revenues more than 80 percent in the first half of fiscal 2006. We'll discuss our plans to enhance our Internet capabilities and to develop video opportunities as well.
  Fourth, we will continue to grow our diversified Publishing businesses. Books and Integrated Marketing have grown rapidly in recent years. We believe both have significant growth potential in the future.

Now, Steve will discuss our two operating groups in more detail, starting with Publishing.

Slide 7

Publishing Growth Strategies

- **Grow magazine business**
  - Increase market share and nets per page
  - Expand advertising categories
  - Grow circulation profitability
  - Expand multi-platform and group sales opportunities
- **Strengthen presence in emerging markets**
  - Target younger women
  - Extend Hispanic leadership
  - Expand international activities
- **Grow Internet capabilities**
  - Enhance BHG.com
  - Create parenthood portal
- **Expand diversified Publishing businesses**
  - Grow Books, Integrated Marketing and Product Sales

Meredith CORPORATION

Steve Lacy

Thanks Bill. At this point we'll start and drill down a little more deeply into the publishing side of the business.

This slide shows the four major initiatives we focus on daily, the first is expanding our very powerful magazine business. Strengthening our presence in emerging markets includes reaching out to younger women and also extending our presence in the Hispanic market, which I'll talk about later in more detail. And finally, growing our Internet activities and also expanding our other non-magazine related businesses, which include books, our custom marketing activity and our product sales.

Slide 8

Continue Strong Execution

Publishing Group Operating Profit Margin

16.9%
18.1%
19.2%
2003
2004
2005
Fiscal Year

Meredith CORPORATION

We have demonstrated a strong track record of executing our Publishing growth strategies. This graph highlights the historic operating profit margin of our legacy businesses in recent years. As you can see, we have improved the margin more than a percentage point per year.

As you would expect, fiscal 2006 will be suppressed by the addition of Parents, Family Circle, Fitness, Child and Ser Padres. However, these magazines hold significant profit improvement potential, which will lead to continued margin expansion in future years.

Slide 9

Capitalize on G+J Acquisition

Capture EBITDA Margin Potential

Parents, Family Circle, Fitness, Child and *Ser Padres*

Fiscal 2006 Guidance

- Low $300 million revenues
- Low-to-mid $30 million EBITDA

Low
double-digits
Mid-to-high teens
Fiscal 2006 E
3-5 Year Objective

Meredith CORPORATION

We continue to believe the new magazines will generate revenues in the low $300 million range and EBITDA in the low-to-mid $30 million range in fiscal 2006.

Looking to the intermediate term, we believe that we can improve the EBITDA margin to the mid-to-high teens. The precise timing will be dependent on how quickly we can improve the circulation dynamics of the new magazines. Overall, the improvements lie within our core competencies and we are confident in our ability to attain this higher profit margin over time.

Slide 10

Grow Magazine Business

Leverage Powerful Portfolio

child
Parents BABY
kids
fitness
american baby
Parents
mujer
Parents EXPECTING
Padres

Better Homes and Gardens
Family Circle
Country Home
Ladies' Home Journal
TRADITIONAL HOME
Midwest Living
More

30

40
Median Age

50

Source: Mediamark Research Inc.

Meredith CORPORATION

Meredith's magazine portfolio has never been stronger. We reach 75 million women, serving them at every major life stage from expecting and new mothers to empty nesters.

We will continue to leverage our editorial, circulation, sales and database expertise to capitalize on this strong set of assets. In particular:

  We will employ our long-term direct-to-publisher circulation strategy to generate profitable circulation. We are transitioning the new magazines to this model as well.
  We will continue our focus to increase market share and net yield per advertising page, to expand advertising categories and to extend advertising across multiple properties through group sales.

Slide 11

Grow Magazine Business

Expand Multi-platform and Group Sales

- Parenthood category ad budget
- Magazine pages
- Internet promotions and sponsorships
- Video on Internet
- Sampling
- Video on demand

Gerber
american baby
child
Parents
SMALL WONDERS
BIGGEST BACK-TO-SCHOOL GUIDE EVER!
american baby.com
Babies: Feeding
MedImmune
How to Care
ON DEMAND from comcast
american baby
american baby

This slide highlights a recent example of our success expanding multi-platform and group sales opportunities. We recently won the entire calendar 2006 parenthood category advertising budget from Gerber.

The key elements of this program include:

  Advertising pages in Parents, American Baby and Child magazines
  Internet promotions and sponsorships on AmericanBaby.com, HealthyKids.com, and Child.com as well as links to Gerber web sites
  Video sponsorship on AmericanBaby.com including a streaming video segments and video commercials
  Targeted sampling programs, and
  Video on demand sponsorships

Slide 12

Strengthen Presence in Emerging Markets

Extend Hispanic Leadership

Meredith Reaches 1 in Every 3 U.S. Adult Hispanic Women

SER Padres
CUANDO LOS FAMILIARES PIDEN PRÉSTAMOS
EL COMPLEJO DE SER EL HERMANO MENOR
estrategias para lograr la paz familiar
¡Atención a la diabetes!
CÓMO PREVENIRLA Y CONTROLARLA
Qué hacer para que aprendan el valor del dinero
Mi mamá es mi abuela
Tenerlos siempre cerca no es lo mismo que criarlos
HEALTHY kids en español
Por el Bienestar de Padres y Niños
Viaje familiar de fantasía
Ponga un PARE a la INTIMIDACIÓN en las escuelas
¿Es alérgico su niño a algún alimento?
Aquí todo lo que necesita para protegerlo
SIEMPRE mujer
ESPECIAL DE HOGAR
AHORRA Y DECORA
50 MEJORES PRODUCTOS
El ABC de la cirugía plástica
¡INFÓRMATE ANTES DE ACTUAR!
CONDIMENTA TU RELACIÓN Y COCINA CON AMOR
MODA PARA TRIUNFAR AL ESTILO DE MARÍA CELESTE
Bella y saludable durante el embarazo
espera
9 Meses PARA LUCIR ¡ESPECTACULAR!
TODO LO QUE DEBES SABER SOBRE EL PARTO
CÓMO CAMBIA tu cuerpo
¡BIENVENIDO BEBÉ!
SÉ UNA MAMÁ PREPARADA
• PRODUCTOS
• CONSEJOS
• ¡Y MÁS!
12 meses
Todo sobre el primer año del bebé
Mes a mes...
El desarrollo de su bebé
¡Buenas noches bebito!
6 TRUCOS

Source: Simmons Fall NHCS Adult Full Year Unified Study, Healthy Kids en Espanol and Siempre Mujer based on publisher's prototype; 2004 Simmons Reader Studies for Espera and 12 meses; Net Annual Reach

Meredith CORPORATION

We believe the Hispanic market represents a significant growth opportunity. According to the Selig Center for Economic Growth, the Hispanic market is projected to grow from approximately $700 billion in spending power in 2005 to nearly $1.1 trillion in 2010.

Meredith is the leading publisher serving Hispanic women, reaching one in every three adult Hispanic women in the country. Ser Padres is an established publication with a distribution of 500,000. Combined with American Baby's Hispanic titles and Siempre Mujer, our new women's lifestyle magazine, we reach 5 million adult Hispanic women--or more than one-third of the market--on an annual basis.

In addition to our publications, we assist our marketing partners to reach Hispanic consumers through direct mail, events, sampling and custom marketing programs. We address every key stage of a Hispanic woman's life, delivering information Hispanic women need in their language and in a manner that is culturally relevant.

Building on this early leadership position is an important priority for Meredith Publishing, one which will be rewarded in future years.

Slide 13

Expand Diversified Publishing Businesses

Grow Book Revenues

7% CAGR
100
107
114
100
120
2003
2004
2005
2005
2006
Fiscal Year
Fiscal Six Months

Fiscal years indexed to fiscal 2003; Six months indexed to 1H-FY 2005
Meredith does not break out results for specific product groups

Meredith CORPORATION

Meredith Books has also grown rapidly in recent years by expanding its creation of Meredith-branded content, licensing popular brands, extending into the children's market and publishing quality home and family related books.

Here you can see the revenue growth for Meredith Books in recent years. The group produced record operating profit in fiscal 2005 and continued its momentum in the first six months of fiscal 2006, growing revenues approximately 20 percent and delivering strong profit growth.

Slide 14

Expand Diversified Publishing Businesses

Grow Integrated Marketing Revenues

46% CAGR
100
171
212
100
106
2003
2004
2005
Fiscal Year
2005
2006
Fiscal Six Months

Fiscal years indexed to fiscal 2003; Six months indexed to 1H-FY 2005
Meredith does not break out results for specific product groups

Meredith CORPORATION

Meredith Integrated Marketing--our business-to-business custom marketing operation--has grown rapidly in recent years as well, increasing revenues in excess of 45 percent per year over the time period shown. The business continued its strong performance in the first half of fiscal 2006, increasing profit more than 25 percent.

Historically, Integrated Marketing primarily provided custom publishing programs designed to increase brand loyalty. These were mostly printed materials.

We have expanded our service offerings, becoming more involved in the front-end design and planning of strategic customer relationship marketing services. We have also broadened our Internet marketing capabilities and our ability to deliver the programs through direct mail and e-mail, along with loyalty magazines.

In addition, we continue to leverage our database expertise and our 85-million name database to provide data management and program evaluation services.

We are very focused on expanding our capabilities in these areas through adding talent and pursuing strategic acquisitions.

In summary, Meredith Publishing is performing well. We continue our focus on executing our growth strategies of leveraging our powerful magazine portfolio, capturing the margin potential of the new magazines, and expanding our diversified businesses.

Now, I will cover Broadcasting.

Slide 15

Meredith Broadcasting

Portland
UPN
Bend
Las Vegas
Phoenix
Kansas City
Flint-Saginaw
WNEM-AM
Springfield
Hartford
Chattanooga
Nashville
Atlanta
Greenville

Population CAGR 1999-2004	
Las Vegas	+4.7%
Phoenix	+3.7%
Atlanta	+3.5%
Portland	+1.8%
U.S. Average	+1.4%

Meredith CORPORATION

As a reminder, we have a great collection of broadcasting assets. Here is a map of the Meredith Broadcasting Group. Today we own

  6 CBS affiliates
  4 FOX
  2 WB
  1 NBC, and 1 UPN affiliate

Nine of our stations are in the country's top 35 markets and Las Vegas, which is 48th in terms of population, is number 28 in terms of revenue. In total, our group reaches nearly 10 percent of all U.S. households.

The majority of our stations are in fast-growing markets. The population compound annual growth rate in four of our fastest-growing markets is shown in the lower left corner of the slide. As you can see, our largest markets are growing significantly faster than the U.S. national average.

Let me add a comment regarding the CW Network. This move affects three of our stations--our UPN affiliate in Portland and our WB affiliates in Chattanooga and Kansas City. Our station in Chattanooga will affiliate with the CW Network. The other two stations will become affiliates of new News Corp network--My Network TV in September.

These three stations represent a small percentage of our Broadcasting revenues and EBITDA. We don't believe these changes will have any material impact on Meredith Broadcasting.

Slide 16

Broadcasting Growth Strategies

- **Achieve 40 percent EBITDA margin**
  - Improve and expand news
  - Monetize ratings growth
  - Manage costs judiciously
  - Expand Cornerstone, Internet and local initiatives
- **Develop video content archive**
  - Leverage Publishing brands
  - Utilize Broadcast production facilities
  - Monetize programming
  - Distribute content for use by web sites and broadcast stations
- **Continue disciplined acquisition strategy**
  - Duopolize and cluster as feasible
  - Target mid-size, growing markets

Meredith CORPORATION

Here are Broadcasting's growth strategies. We remain very focused on achieving our 40 percent EBITDA margin objective through

  Improving and expanding news
  Monetizing our ratings and share growth
  Managing our costs and
  Growing revenues from non traditional sources.

We are developing a video content archive that will exploit our expert editorial content and generate new revenues. I'll discuss this in a few minutes.

Slide 17

Achieve 40 Percent EBITDA Margin

Capture EBITDA Margin Potential

23%
29%
32%
35%
2002
2003
2004
2005
Fiscal Year

Meredith CORPORATION

We have produced strong EBITDA margin improvement in recent years, growing from 23 percent in fiscal 2002 to 35 percent in fiscal 2005.

Fiscal 2006 is a non-political year and we realistically expect to hold the margin flat at approximately 35 percent, which we believe would be an outstanding achievement. Fiscal 2007 is a political year and we anticipate strong political advertising revenues, which will continue to move us toward our 40 percent margin objective.

Slide 18

Achieve 40 Percent EBITDA Margin

Capture EBITDA Potential

Top Three Markets* Collective EBITDA

156
130
100
2003
2004
2005
Fiscal Year

*Atlanta, Phoenix and Portland
Indexed to fiscal 2003
Meredith does not break out results for individual stations

Meredith CORPORATION

We continue to place special emphasis on our stations in our three largest markets--Atlanta, Phoenix and Portland--because this is where the largest upside lies.

We have done an excellent job of growing EBITDA in these markets. This slide highlights the growth of collective EBITDA indexed to fiscal 2003.

Slide 19

Achieve 40 Percent EBITDA Margin

Improve News

	Late News		
Market	Nov 2001	Nov 2005	Change
Atlanta—CBS	6	8	+2
Phoenix—CBS	4	9	+5
Portland—FOX	7	10	+3
Hartford—CBS	15	18	+3
Nashville—NBC	18	22	+4
Kansas City—CBS	12	19	+7

Nielsen—Adults 25-54 audience share
Meredith's six largest markets

Meredith CORPORATION

Improving our newscast ratings and audience share is vital to the continued growth of our Broadcasting Group. We have produced strong gains at most of our stations. This slide highlights the audience share of our late news, comparing the November 2005 book with November 2001 in our six largest markets.

Slide 20

Achieve 40 Percent EBITDA Margin

Monetize Ratings Improvement

Non-political Advertising Revenue Growth

13%
10%
18%
11%
2%
6%
4%
4%
7%
9%
Q1-04
Q2-04
Q3-04
Q4-04
Q1-05
Q2-05
Q3-05
Q4-05
Q1-06
Q2-06
Fiscal Year

Meredith CORPORATION

Improving ratings and audience share is important, but only if we monetize the ratings growth. We have done an impressive job of growing the top line, outpacing the industry average in 18 of the last 20 quarters, as reported by the Television Bureau of Advertising.

This table highlights our non-political advertising revenue growth for the past two and a half years.

Slide 21

Achieve 40 Percent EBITDA Margin

Grow Cornerstone, Local and Internet Revenues

DECORATION
inspiration
Tonight's Top Stories. Tomorrow's Forecast. In The First Five Minutes.
FOX CAROLINA toGO.com
Local News, Weather, Sports, and Lottery Numbers On Your Cell Phone!
South Carolina Education Lottery

$5
$11
$22
$36
2002
2003
2004
2005

In millions
Includes Cornerstone market specific programs and Internet sales

Meredith Broadcasting has been very successful creating non traditional revenue streams. Our Cornerstone programs are unique and differentiate Meredith from other local television broadcasters. We leverage our publishing brands by packaging content from our magazines with print and on-air advertising from local advertisers.

Revenues from the Cornerstones, additional market-specific promotions, and Internet sales increased from about $5 million in fiscal 2002 to more than $36 million in fiscal 2005. In the first six months of fiscal 2006, revenues from these programs grew 6 percent to nearly $20 million.

Slide 22

Achieve 40 Percent EBITDA Margin

Manage Costs Judiciously

Same-station Operating Expenses

$215
$219
$217
2003
2004
2005

In millions
Same-station excludes new stations (WSHM, KSMO, WFLI, WNEM-AM)

Meredith CORPORATION

Increasing profit at the Meredith Broadcasting group will be driven largely by revenue growth. However, we are managing operating expenses judiciously. Same-station operating costs have been virtually flat for the last three years.

We have lowered syndicated programming expenses and invested those savings in initiatives to improve our news and our sales activities to monetize the ratings growth.

To conclude Broadcasting, we have a great collection of assets with tremendous upside potential. We will continue to focus on improving our news, gaining audience share, monetizing our ratings gains, and growing revenues and profits.

With that review our two operating groups, let me discuss important Internet development initiatives that we are undertaking.

Slide 23

Grow Internet Capabilities

Grow Interactive Media Revenues

42% CAGR
100
152
202
100
182
2003
2004
2005
2005
2006
Fiscal Year
Fiscal Six Months

Fiscal years indexed to fiscal 2003; Six months indexed to 1H-FY 2005
Meredith does not break out results for specific product groups

Meredith CORPORATION

Internet advertising and e-commerce is a rapidly growing market. According to the Interactive Advertising Bureau, advertising expenditures are projected to grow from $7 billion in 2001 to nearly $18 billion in 2007.

Meredith is well positioned to take advantage of this rapid growth. Today we operate more than 30 web sites and realize nearly 100 million page views and more than 8 million unique visitors per month. Additionally, we generate more than 1 million magazine subscription orders annually.

Interactive media results have grown rapidly in recent years. This graph highlights annual revenues indexed to fiscal 2003. As you can see, we have grown revenues in excess of 40 percent per year over this time period.

The business continued its strong performance in the first six months of fiscal 2006--shown here on the right--growing revenues more than 80 percent.

We believe there is significant growth potential here as consumer acceptance and marketing budgets shift to interactive over time. We are investing in initiatives to increase traffic, advertising revenues and subscription sales.

Slide 24

Grow Internet Capabilities

Enhance and Expand BHG.com

Better Homes and Gardens
bhg.com
Welcome, Quentin!
House & Home | Food & Recipes | Garden | Holidays | Health | Family & Crafts | Videos | Store
Decorating Gallery
Now with 300 rooms!
Zoom in to see details of beautiful rooms
Today on BHG.com:
And Don't Miss:
runny nose? dry eyes? sneezing?
FOR GREAT TIPS & REMEDIES
Hurricane Relief
Quiz: Are You a Filer or a Piler?
Closeout SALE
BHG.com STORE

- Add daily programming
- Enhance sense of community
  - Reader feedback
  - Blogs
  - Portable content
- Leverage interactive tools
- Add video content

BHG.com*

•60 million page views

•5 million unique visitors

*Monthly average

Meredith CORPORATION

We will enhance and expand the Better Homes and Gardens web site. BHG.com is a very successful site, averaging nearly 60 million page views and nearly 5 million unique visitors per month. We will augment this site by adding daily programming
  enhancing the consumer experience with more robust reader feedback forums, blogs and portable content leveraging interactive tools such as the site's recipe center and color-a-room, and adding video content.

Slide 25

Grow Internet Capabilities

Create Parenthood Portal

- Parents.com
- Broad, deep, expert content
- Best-in-market personalization
- Younger family relevance
  - Gen X
  - Millenial

American Baby - Microsoft Internet Explorer provided by Meredith Corporation
http://www.americanbaby.com/
americanbaby.com
Preconception
Adoption
Pregnancy
Baby
Toddlers and Kids
Life as a Mom
Shop
PREGNANCY TOOLS
BABY TOOLS
Welcome to AmericanBaby.com
This Week's Poll from AmericanBaby.com
Mom-to-Mom
Parents.com
PREGNANCY
YOUR KIDS
YOUR LIFE
FUN TIMES!
COMMUNITY
PARENTS MAGAZINE
Baby Bliss
Take Our Poll
CONTESTS & SWEEPSTAKES
editors' picks
community
useful tools
baby names
Sign Up For Free Newsletters
fitness
child.com
A Healthy New Year's Brunch
runny nose? dry eyes? sneezing?
FOR GREAT TIPS & REMEDIES

Meredith CORPORATION

We are also developing a parenthood portal--Parents.com-- that will leverage the strengths of the American Baby, Parents and Child brands.

American Baby has been outstanding since its acquisition in 2002. Today, the American Baby Group reaches 95 percent of the new parent market through its monthly magazine, Hispanic and annual publications, events, sampling, direct marketing programs, custom publications, and its web site--AmericanBaby.com. The site averages 16 million page views and 1.1 million unique visitors per month. Currently, Parents and Child currently have a minor Internet presence.

The portal will contain broad, deep, expert content readily accessible by age-stages and easily personalized by parents.

We believe this portal will increase advertising revenue and enhance our ability to serve younger families, including Generation X and the older members of the millennial generation.

Slide 26

Create Meredith Video Solutions

VIDEO PRODUCTION ARCHIVE

Cable programming

Better Homes and Gardens

Syndicated specials

More marathon

Better Homes and Gardens Test Kitchen Cook-Off Contest

Web site streaming video

Holiday Videos
Time-saving project tips from Sandra Lee

TV station web sites

FOX CAROLINA toGO.com
News, Weather, Sports, and Lottery Numbers on Your Cell Phone!
South Carolina Education Lottery
KCTV 5
LIVE. LATE-BREAKING. INVESTIGATIVE.

Cable VODs

comcast

Custom content

Albertsons

Pathmark

Price Chopper

News Vignettes

CBS 46 cbs46.com

KCTV 5 Kansas City

Custom DVDs

Nestlé Good Food, Good Life

The Home Depot

Video has become an important element of our growth strategy.

Recently, we formed Meredith Video Solutions to develop video content and secure outlets for its distribution across multiple platforms, including the Internet, as well as cable, satellite, network and syndicated television.

Currently, our video initiatives include

  A series of six 30-minute shows based on magazine content that is being syndicated to more than 85 percent of U.S. television markets
  American Baby branded video on demand being distributed by Comcast cable
  Better Homes and Gardens branded streaming video on Meredith web sites
  Custom how-to DVDs created for The Home Depot; and
  News and feature vignettes based on Meredith magazine content shown on all 14 Meredith television stations and other stations across the country.

We have an excellent base from which to build and we are currently evaluating a number distribution channels for Meredith video programming.

Now, Suku will provide a financial recap and our current outlook.

Slide 27

Return Cash to Shareholders

Dividends

11% CAGR
$0.16
$0.18
$0.20
$0.22
$0.26
$0.28
$0.30
$0.32
$0.34
$0.36
$0.38
$0.48
$0.56
$0.64
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006*
Calendar Year

*Annualized quarterly dividend

Meredith CORPORATION

Suku Radia

Thanks, Steve.

We have paid a dividend for 59 consecutive years. As you can see from this graph, we have increased the dividend for 13 consecutive years, growing the dividend at an 11 percent compound annual growth rate.

In January 2006, we raised our quarterly dividend 14 percent, which was on top of a 17 percent increase in the prior year.

We expect to sustain a dividend payout ratio ranging from 20 to 25 percent.

Slide 28

Return Cash to Shareholders

Share Repurchases

$30
$62
$99
$197
$244
2002
2003
2004
2005
2006*

In millions, cumulative
*To date in fiscal 2006

This chart highlights the cumulative dollar amount of our shares that we have repurchased in the past four and one-half fiscal years. In fiscal 2005, we repurchased approximately 2 million of our shares, compared with about 750,000 in fiscal 2004.

At current levels we feel our stock is a good value and we have continued to repurchase our shares, buying more than 900,000 shares to date in fiscal 2006.

Slide 29

Fiscal 2006 Outlook

Third Quarter

- Publishing ad revenues*—up low single-digits
- Broadcast pacings—up mid single-digits
- EPS—up mid teens ($0.80 E v. $0.69 Q3-05)

Fiscal Year

- EPS—up mid teens ($2.86 E v. $2.50 FY 2005**)

*Comparable basis, excluding *Parents*, *Family Circle*, *Fitness*, *Child* and *Ser Padres*
**Fiscal 2005 before the cumulative benefit of a change in accounting related to option expensing

Meredith CORPORATION

With that review of our two businesses and some financial data, let me provide our current outlook.

For the third quarter, we expect Publishing advertising revenues to increase in the low single-digits on a comparable basis. Broadcast pacings, which are a snapshot in time and change frequently, are currently up in the mid single-digits for the third quarter.

Our policy is to update our earnings guidance on our earnings conference calls. The next call will be April 25th. For now, I'll reiterate the guidance that we provided on our last conference call.

We stated at the beginning of fiscal 2006 that we expected earnings per share to grow in the mid teens in the second half of fiscal 2006. We continue to believe earnings per share will grow at this level. This would translate into earnings per share of approximately $0.80 for the third quarter and approximately $2.86 for the full year, or a 14 percent increase from the $2.50 we earned in fiscal 2005.

Now, let me turn it back to Bill for concluding remarks.

Slide 30

Summary

- Powerful portfolio
- Significant margin upside
  - Acquired magazines
  - Broadcasting
- Internet and video capabilities
- Outstanding track record of execution

Bill Kerr

In summary, Meredith is a strong media and marketing company. We possess a very powerful portfolio of magazines, books, custom marketing operations and television stations.

We are intently focused to capture the margin upside in our acquired magazines and our Broadcast business.

We are strengthening our Internet capabilities and developing video assets.

We have an outstanding track record of executing our growth strategies and I can assure you that our excellent workforce is working diligently to ensure that we continue our strong momentum.

We are happy to address any questions at this time.